                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               STAC SOFTWARE, INC.
        ---------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               STAC SOFTWARE, INC.
        ---------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

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     2. Aggregate number of securities to which transaction applies:

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     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     4. Proposed maximum aggregate value of transaction:

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     5. Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

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     4. Date Filed:

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




                               STAC SOFTWARE, INC.
                        12636 HIGH BLUFF DRIVE, 4TH FLOOR
                        SAN DIEGO, CALIFORNIA 92130-2093

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 11, 1999

TO THE STOCKHOLDERS OF STAC SOFTWARE, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Stac Software, Inc., a Delaware corporation ("Stac" or the "Company"), will be held on Thursday, March 11, 1999 at 10:00 a.m. local time, at the Doubletree Hotel - Del Mar, 11915 El Camino Real, San Diego, California, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected;

    2. To approve a series of amendments to the Company's Certificate of Incorporation to effect, at any time prior to the Company's 2000 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 2, 2.5, 3, 3.5 and 4 shares, respectively, would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors;

    3. To ratify and approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1992 Stock Option Plan, as amended, by 7,373,363 shares in connection with the increase in shares subject to outstanding options thereunder resulting from the Company's spin-off of Hi/fn, Inc. ("Hi/fn") in December 1998;

    4. To ratify and approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1992 Non-Employee Directors' Stock Option Plan, as amended, by 493,785 shares in connection with the increase in shares subject to outstanding options thereunder resulting from the Company's spin-off of Hi/fn in December 1998;

    5. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 1999; and

    6. To transact such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors of the Company has fixed the close of business on January 14, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                             By Order of the Board of Directors



                                             /s/  Clifford L. Flowers
                                             -----------------------------------
                                             Clifford L. Flowers, Secretary

San Diego, California
February 11, 1999


         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               STAC SOFTWARE, INC.
                        12636 HIGH BLUFF DRIVE, 4TH FLOOR
                        SAN DIEGO, CALIFORNIA 92130-2093

                                 ---------------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 March 11, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Stac Software, Inc., a Delaware corporation ("Stac" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, March 11, 1999 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Doubletree Hotel - Del Mar, 11915 El Camino Real, San Diego, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February 11, 1999 to all stockholders entitled to vote at the Annual Meeting.


SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on January 14, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 14, 1999, the Company had outstanding and entitled to vote 23,680,670 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved, except with respect to Proposal 2 in which case they will have the same effect as negative votes.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office,

12636 High Bluff Drive, 4th Floor, San Diego, California 92130-2093, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS


         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission (the "Commission") is October 14, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also October 14, 1999. Stockholders are also advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company currently has eight (8) directors. Two (2) of the current directors, Mr. Gaylord and Dr. Whiting, will not stand for reelection to the Board of Directors for personal reasons. The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. In accordance with the Certificate of Incorporation, the Board of Directors has resolved that effective as of the date of the Annual Meeting, there will be authorized six (6) Board positions. Accordingly, there are six (6) nominees for the six (6) Board positions to be filled as of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee is currently a director of the Company, three (3) directors having been elected by the stockholders, and three (3) directors, Peter D. Schleider, Corey
M. Smith and John T. Ticer, having been elected by the Board in January 1999. Each nominee's background is outlined below.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six (6) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. If elected at the Annual Meeting, each of the six nominees would serve until the 2000 Annual Meeting, in each case until their successor is elected and has qualified, or until such director's earlier death, resignation or removal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain biographical information about them are set forth below:

                                                                     PRINCIPAL OCCUPATION/
               NAME                             AGE             POSITION HELD WITH THE COMPANY
               ----                             ---             ------------------------------
Gary W. Clow................................     44    Chairman of the Board of Directors
Robert W. Johnson, Ph.D.....................     49    Director
Antonio Perez...............................     53    Director
Peter D. Schleider..........................     41    Director
Corey M. Smith..............................     42    Director
John T. Ticer...............................     40    President, Chief Executive Officer and Director

         Mr. Clow has been Chairman of the Board of Directors since March 1992 and a director since 1983. Mr. Clow also served as Chief Executive Officer of the Company from 1992 until January 1999 and as President of the Company from 1986 through 1996. Mr. Clow previously was a Vice President at Dynamic Instruments, a measurement systems company for the defense industry, and a Senior Software Engineer at the Portable Products Division of the Communications Sector at Motorola, Inc. Mr. Clow received an M.A.S. in Computer Systems from Florida Atlantic University and an M.S. in Electrical Engineering from the California Institute of Technology.

         Dr. Johnson has served as a director since 1983. He has been a private investor since July 1988. From 1983 to July 1988, he was first a principal and subsequently a general partner of Southern California Ventures, a private venture capital firm. He is a director of Hi/fn, Inc., a publicly-held semiconductor company, and ViaSat, Inc., a publicly-held communications equipment company. Dr. Johnson holds undergraduate and graduate degrees from Stanford University and Harvard University.

         Mr. Perez has served as a director since 1997. Mr. Perez has served as a Vice President of Hewlett-Packard Company and General Manager of its Inkjet Products Group since 1995. From 1991 to 1995 Mr. Perez held General Manager positions within Hewlett-Packard. He joined Hewlett-Packard in 1975. Mr. Perez holds a Bachelor of Science degree in electrical engineering from Madrid University in Spain, and International Business and Marketing Diplomas from Institut European D'Administration des Affaires (Insead) in France.

         Mr. Schleider has served as a director since January 1999. Mr. Schleider has been the General Partner of RKB Capital, L.P., a private investment partnership, since August 1998. From January 1998 to September 1998 Mr. Schleider was a partner in Matrix Capital Management, an investment partnership. From 1987 through 1997 Mr. Schleider held positions with Wessels, Arnold & Henderson, an investment bank headquartered in Minneapolis, Minnesota, most recently as a securities research analyst for enterprise and systems level software stocks. Mr. Schleider graduated from Trinity University with a Bachelor of Arts degree in History/Economics and is a Chartered Financial Analyst.

         Mr. Smith has served as a Director of the Company since January 1999. From September 1996 to January 1999, Mr. Smith was President of Xcellenet, Inc., a remote systems management software company. From August 1995 to September 1996, Mr. Smith was the President and Chief Executive Officer of Decision Point Data, an employment screening software and service bureau company, and from December 1993 to August 1995 Mr. Smith was the President and Chief Executive Officer of Creative Multimedia, a consumer CD-ROM publisher. From October 1988 to April 1992, Mr. Smith was the President and Chief Executive Officer of Central Point Software, a desk-top utility software company. Mr. Smith received a Bachelor of Science degree in Business Administration from Oregon State University.

         Mr. Ticer has served as a director of the Company since January 1999. He has been President of the Company since February 1997 and Chief Executive Officer of the Company since January 1999 and was Chief Operating Officer of the Company from February 1997 until January 1999. From February 1996 to January 1997 he was Director of Business Alliances for Tivoli Systems, a subsidiary of IBM Corporation, and from August 1995 to January 1996 was Director of Strategic Investments at IBM. From April 1995 to August 1995 Mr. Ticer was

Director of Corporate Development at Legent Corporation. Mr. Ticer held various director level positions at Landmark Systems Corporation from December 1992 to April 1995. Mr. Ticer holds Bachelor of Science and Master of Science degrees in Engineering from the University of Virginia and a Master of Business Administration from Dartmouth College.

BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS NOT DESCRIBED ABOVE

         Douglas L. Whiting, Ph.D., age 42 is a director of the Company who will be retiring from the Board as of the date of the Annual Meeting. Dr. Whiting has served as a director since 1983. Since January 1999, Dr. Whiting has served as the Chief Technologist of the Company. He was Vice President of Technology of the Company from 1985 until January 1999 and was President of the Company from 1984 to 1986. He is a director of Hi/fn, Inc., a publicly held semiconductor company. Dr. Whiting received a Ph.D. in Computer Science from the California Institute of Technology.

         Charles H. Gaylord, Jr., age 53, is a director of the Company who will be resigning from the Board as of the date of the Annual Meeting. Mr. Gaylord has served as a director since April 1995. He is currently a private technology investor and a director of HNC Software Inc., a publicly held computer software company. From December 1993 to September 1994, Mr. Gaylord served as Executive Vice President of Intuit Inc., a personal and small business finance software company, following the acquisition of ChipSoft, Inc., a tax preparation company, by Intuit. Prior to that acquisition, from June 1990 to December 1993, he served first as President and Chief Executive Officer and a director of ChipSoft and then as its Chairman of the Board of Directors and Chief Executive Officer. Mr. Gaylord holds Bachelor of Science and Master of Science degrees in aerospace engineering from Georgia Institute of Technology and a Master of Business Administration from Harvard University.

         James T. Nicol, age 46, has been the Company's Vice President of Product Operations since October 1998 and was Vice President of Development from July 1996 through September 1998. From August 1995 to July 1996, he was on assignment to Lotus Corporation as a director-level development manager tasked with the transition of the groupware capability from IBM to Lotus. From December 1983 to August 1995, he held a variety of system software development positions in IBM, from system software engineer to Senior Product Manager in the areas of database, application development, and groupware.

         Mr. Clifford L. Flowers, age 40, has served as Vice President of Finance and Chief Financial Officer of the Company since January 1999. He was the Company's Corporate Controller from June 1994 until January 1999. From June 1988 to June 1994, Mr. Flowers held various positions with PricewaterhouseCoopers LLP, independent public accountants, most recently as an Audit Manager. Mr. Flowers is a certified public accountant and received a Bachelor of Science in accounting from San Diego State University.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended September 30, 1998 the Board of Directors held nine (9) meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During the fiscal year ended September 30, 1998 the Audit Committee was composed of three (3) non-employee directors: Mr. Gaylord, Dr. Johnson and Mr. Perez. The Audit Committee met four (4) times in fiscal 1998. Mr. Clow, Mr. Schleider and Dr. Johnson have been appointed to serve on the Audit Committee, effective as of the Annual Meeting Date.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the fiscal year ended September 30, 1998 the Compensation Committee was composed of two (2) non-employee directors: Mr. Gaylord and Mr. Perez. The Compensation Committee met two (2) times during fiscal 1998. As of the date of the Annual Meeting, Mr. Clow, and Mr. Smith will replace Mr. Gaylord and Mr. Perez on the Compensation Committee.

         The Board of Directors has delegated to Messrs. Ticer and Clow the authority to grant stock options under the Company's 1992 Stock Option Plan to employees of the Company that are not officers, directors or 10% Stockholders of the Company, so long as such grants are in accordance with guidelines that have been approved by the Board of Directors.

         During the fiscal year ended September 30, 1998, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served and held during the period for which he was a Board or Committee member, respectively.

                                   PROPOSAL 2

AMENDMENTS TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

BACKGROUND

         On January 22, 1999, the Board of Directors considered and unanimously adopted resolutions declaring the advisability of a series of amendments to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect, at any time prior to the Company's 2000 Annual meeting of Stockholders in the discretion of the Board pursuant to Section 242(c) of the Delaware General Corporation Law, reverse stock splits of the Company's Common Stock whereby each outstanding 2, 2.5, 3, 3.5 and 4 shares, respectively, would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Splits"), with the effectiveness of one of such Amendments and the abandonment of the other Reverse Stock Splits Amendments, or the abandonment of all of such Amendments, to be determined by the Board.

         If the Board determines to effect one of the Reverse Stock Splits (the "Effective Reverse Stock Split") by filing the applicable amendment with the Secretary of State of the State of Delaware, all other amendments shall be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the following ratios: 1:2, 1:2.5, 1:3, 1:3.5, and 1:4, or to not effect any of the Reverse Stock Splits. The Board believes that stockholder approval of selected exchange ratios within an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the Reverse Stock Splits may be effected will provide the Board with maximum flexibility to achieve the purposes of the Reverse Stock Splits and, therefore, is in the best interests of the Company and its stockholders. See "Reasons for the Reverse Stock Splits," below.

         If the Reverse Stock Splits are approved by the stockholders and following such approval the Board determines an Effective Reverse Stock Split is in the best interest of the Company and its stockholders, the Certificate of Incorporation would be amended accordingly. The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the office of the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, is set forth in Appendix A-1 through A-5 to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLITS

         On December 16, 1998, the Company completed the spin-off of its semiconductor subsidiary Hi/fn, Inc., a Delaware corporation ("Hi/fn"), by way of a special dividend of the Company's shares of Hi/fn to the Company's stockholders (the "Hi/fn Spin-Off"). On the day of the Hi/fn Spin-Off, but prior to its effectiveness, the Company's Common Stock closed at $5.81 on the Nasdaq National Market ("Nasdaq NMS"). On the following day, December 17, 1998, the Company's Common Stock closed at $1.47 on the Nasdaq NMS. In part due to the Hi/fn

Spin-Off and the resulting change in the trading price of the Company's Common Stock, the Company's Board of Directors considered and approved seeking stockholder approval of the Reverse Stock Splits.

         The Board believes that the Effective Reverse Stock Split may be desirable for a number of reasons. First, the Board believes that the Effective Reverse Stock Split may improve the marketability and liquidity of the Company's Common Stock. Second, the Effective Reverse Stock Split may improve the Company's ability to raise new capital. Finally, the Board believes that the Effective Reverse Stock Split will enhance the Company's ability to maintain the listing of the Company's Common Stock on the Nasdaq NMS.

         The Board believes the Effective Reverse Stock Split may have the effect of raising the trading price of the Company's Common Stock. However, because some investors may view the Effective Reverse Stock Split negatively in that it reduces the number of shares available in the public market, there can be no assurance that an adjustment to the market price of the Common Stock will reflect proportionately the Effective Reverse Stock Split, or that such price, if it does rise proportionally to such levels, will continue to escalate or be sustained in the future. The Board believes that the increased market price of its Common Stock expected as a result of the Effective Reverse Stock Split will improve the marketability and liquidity of the Company's Common Stock by appealing to a broader market than that which currently exists and will encourage interest and trading in the Common Stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company's Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. If the Effective Reverse Stock Split is implemented, however, holders of fewer than 100 shares of Common Stock ("odd-lots") after the Effective Reverse Stock Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock ("round-lots"). The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Company's Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses.

         The Company may from time to time require additional sources of capital to fund continuing operations. The Company believes an increase in the per share price of the Company's Common Stock, which the Company expects as a consequence of the Effective Reverse Stock Split, may enhance the acceptability of the Common Stock by the financial community and the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. In theory, the total number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. As a practical matter, however, the opposite is in fact often the case. For example, as noted above, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. The reduction in the number of outstanding shares of Common Stock caused by the Effective Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock and the Company believes it will have a positive impact on the Company's ability to obtain capital from outside sources if at any time it has the need to do so.

         The Company's shares of Common Stock have been listed, and have traded, on the Nasdaq NMS since May 6, 1992 when the Company completed its initial public offering. The rules of the Nasdaq NMS require that as a condition of the continued listing of a Company's securities on the Nasdaq NMS, the company satisfy at least one of several alternative maintenance requirements, which generally require that a company meet certain minimum criteria relating to its financial condition, results of operations and trading market for its listed securities. The maintenance criteria most applicable to the Company consist of maintaining (i) a public float of at least 750,000 shares, (ii) a market value of the public float of at least $5 million, (iii) a minimum bid price equal to or greater than $1.00 per share, (iv) at least 400 stockholders (round-lot holders), (v) net tangible assets of at least $4 million, (vi) at least two registered market makers and (vii) compliance with certain corporate governance requirements. The

Company believes that it generally satisfies all of these maintenance criteria; however, following the Hi/fn Spin-Off the Company's Common Stock has at times traded at or below the $1.00 minimum bid price requirement. The Company believes that if the Reverse Stock Splits are approved by the stockholders at the Annual Meeting and the Effective Reverse Stock Split is effectuated, the Company's shares of Common Stock will continue to have a minimum bid price in excess of $1.00 per share. The Company would also need to continue to satisfy all other maintenance criteria. There can be no assurance, however, that the Company will be successful in meeting these maintenance criteria or that, even if these maintenance criteria are met, Nasdaq will continue to list the Company's Common Stock on the Nasdaq NMS.

         If the Reverse Stock Splits are not approved by the stockholders at the Meeting, then it is possible, depending on the volatility of the Company's Common Stock and the Company's ability to meet the maintenance criteria described above, that the Company will not meet the requirements for continued listing on the Nasdaq NMS. The delisting of the Company's Common Stock from the Nasdaq NMS could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital from outside sources should it have the need to do so. In the event of delisting, the Company would most likely submit an application for listing on the Nasdaq Small Cap Market. If not approved for listing on the Nasdaq Small Cap Market, the shares of Common Stock would likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board and the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

         Stockholders should note that the effect of the Reverse Stock Splits upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Effective Reverse Stock Split will be 2, 2.5, 3, 3.5, or 4 times the prices for shares of the Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that an Effective Reverse Stock Split will achieve the desired results which have been outlined above, nor can there be any assurance that an Effective Reverse Stock Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after an Effective Reverse Stock Split will be sustained for any prolonged period of time.

BOARD DISCRETION TO IMPLEMENT REVERSE STOCK SPLITS

         If the Reverse Stock Splits are approved by the stockholders of the Company at the Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including but not limited to, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits prior to the 2000 Annual Meeting of Stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the Reverse Stock Splits prior to such meeting, stockholder approval again would be required prior to implementing any reverse stock split.

EFFECTS OF THE REVERSE STOCK SPLITS ON REGISTRATION AND VOTING RIGHTS

         The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Splits will not affect the registration of the Company's Common Stock under the Exchange Act. After the Effective Reverse Stock Split, the Company's Common Stock will continue to be reported on the Nasdaq NMS under the symbol "STAC" (although Nasdaq will likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

         Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Effective Reverse Stock Split will continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record will not be affected by the Effective Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split).

EFFECT ON STOCK OPTIONS AND PAR VALUE

         The Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock available for issuance under the Company's 1989 Stock Option Plan, 1992 Stock Option Plan, 1992 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan (the "Plans") in proportion to the exchange ratio of the Effective Reverse Stock Split. The aggregate number of shares of Common Stock currently authorized for issuance under the Plans is 16,267,148 (prior to giving effect to the Effective Reverse Stock Split, but after giving effect to the adjustments described in Proposals 3 and 4). The par value of the Company's Common Stock will remain at $0.001 per share following the effective time of the Effective Reverse Stock Split, while the number of shares of Common Stock issued and outstanding will be reduced. Consequently, the aggregate par value of the issued and outstanding Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. For instance, based on the 23,680,670 shares of Common Stock outstanding on January 14, 1999, and given the 100,000,000 shares of Common Stock currently authorized under the Certificate of Incorporation, a one-for-three reverse stock split (the mid-point of the proposed exchange ratios of the Reverse Stock Splits) would have the effect of increasing the number of authorized but unissued shares of Common Stock from 76,319,330 to approximately 92,106,444. The issuance of such additional authorized shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or Bylaws.

         The Company also has outstanding certain stock options to purchase shares of the Company's Common Stock. Under the terms of the outstanding stock options, the Effective Reverse Stock Split will effect a reduction in the number of shares of Company Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Effective Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

EFFECTIVE DATE

         The Effective Reverse Stock Split would become effective as of the close of business on the date of filing (the "Effective Date") of a Certificate of Amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the stockholders, converted into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this Proposal (the "New Common Stock").

PAYMENT FOR FRACTIONAL SHARES

         No fractional shares of New Common Stock will be issued as a result of any of the Reverse Stock Splits. In lieu of any such fractional share interest, each holder of Old Common Stock who as a result of the Effective Reverse Stock Split would otherwise receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company's Common Stock on the Effective Date as reported on the Nasdaq NMS by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount will be issued to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates," below.

EXCHANGE OF STOCK CERTIFICATES

         Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Old Common Stock will receive from American Stock Transfer and Trust Company, as the Company's exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Effective Reverse Stock Split represented shares of Old Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Old Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of New Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Effective Reverse Stock Split represented any shares of Old Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

         No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Reverse Stock Splits represented any shares of Old Common Stock, except that if any certificates of New Common Stock are to be issued in a name other than that in which the certificates for shares of Old Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

NO APPRAISAL RIGHTS

         Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed Reverse Stock Splits.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS

         A summary of the federal income tax consequences of the proposed Reverse Stock Splits to the Company and to individual stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Splits. In addition, the Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Splits. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED

REVERSE STOCK SPLITS ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

         It is intended that the Effective Reverse Stock Split will constitute a reorganization (a "Reorganization") within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Assuming that the Effective Reverse Stock Split qualifies as a Reorganization, the following federal income tax consequences should result:

1. A stockholder will not recognize any gain or loss as a result of the Effective Reverse Stock Split except to the extent a stockholder receives cash in lieu of a fractional share. To the extent a stockholder receives cash in lieu of a fractional share, for tax purposes the stockholder will be deemed to have sold the fractional share to the Company. Although it is impossible to predict with certainty the tax consequences to any individual stockholder, such stockholder will likely recognize a gain or loss as a result of the repurchase of a fractional share equal to the difference between (i) the stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain will be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% to a non-corporate stockholder if the stockholder has held his shares for one year or less prior to the Effective Date or long-term capital gain taxable at a maximum federal income tax rate of 20% to a non-corporate stockholder if the stockholder has held his shares for more than one year prior to the Effective Date.

2. The aggregate tax basis of the shares of New Common Stock received by the stockholder pursuant to the Effective Reverse Stock Split will equal the aggregate tax basis of the shares of Old Common Stock held by the stockholder immediately prior to the Effective Date of the Effective Reverse Stock Split reduced by any basis allocated to a fractional share for which the stockholder receives cash. The stockholder will be able to "tack" the holding period of the Old Common Stock prior to the Effective Reverse Stock Split to the holding period of the New Common Stock received by the stockholder as a result of the Effective Reverse Stock Split, provided that the shares of Old Common Stock were capital assets in the hands of the stockholder.

3. The Company will not recognize gain or loss as a result of the Effective Reverse Stock Split.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to approve the Reverse Stock Splits and the amendment to the Certificate of Incorporation to effect the Effective Reverse Stock Split.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

    RATIFICATION AND APPROVAL OF INCREASED SHARE RESERVE UNDER THE 1992 STOCK
                            OPTION PLAN, AS AMENDED

BACKGROUND

         In March 1992, the Board of Directors adopted, and the stockholders of the Company subsequently approved, the 1992 Stock Option Plan. Prior to the Hi/fn Spin-Off, under the 1992 Stock Option Plan, as amended (the "1992 Plan"), there were 5,000,000 shares of the Company's Common Stock authorized for issuance upon exercise of options granted thereunder to employees (including officers), directors and consultants of the Company.

         On December 16, 1998, the Company completed the Hi/fn Spin-Off. The 1992 Plan, as approved by the stockholders of the Company, provides that as a result of the Hi/fn Spin-Off, both the 1992 Plan and options outstanding thereunder shall be appropriately adjusted (see "Adjustment Provisions" below). The purpose of such an adjustment is to compensate holders of Stac options for the decline in value of Stac Common Stock directly attributable to the distribution of Hi/fn shares to the Company's stockholders. Absent an adjustment to the options outstanding under the 1992 Plan, optionholders who did not participate in nor otherwise benefit from the Hi/fn Spin-Off, would suffer a diminution in the value of their 1992 Plan options upon the distribution of the Hi/fn shares to the Company's stockholders. Further, pursuant to the terms of the 1992 Plan, the Board has the power to construe and interpret the provisions of the 1992 Plan, including the provisions of the 1992 Plan regarding appropriate adjustments to be made as a result of the Hi/fn Spin-Off. The adjustment provisions of the 1992 Plan are designed to ensure that, among other things, optionholders retain the same intrinsic value embodied in their options, notwithstanding the completion of the Hi/fn Spin-Off or other similar transactions, such as stock splits, recapitalizations and the like.

ADJUSTMENT TO OUTSTANDING OPTIONS

         Accordingly, in connection with the Hi/fn Spin-Off and pursuant to the adjustment provisions of the 1992 Plan, the Board determined that options outstanding under the 1992 Plan would be adjusted, in substance, based on the relative closing sales prices of the Company's Common Stock and the Hi/fn Common Stock at the time of the Hi/fn Spin-Off. The adjustment to outstanding Company options is more fully described in Hi/fn's Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission in connection with the Hi/fn Spin-Off. In accordance with the foregoing and as a result of the relative trading values of the Company's and Hi/fn's Common Stock, options outstanding under the 1992 Plan as of the Hi/fn Spin-Off were adjusted by multiplying the number of shares subject to each option by 4.221 and by dividing the per-share exercise price of each option by 4.221.


         As of December 16, 1998 and immediately prior to the Hi/fn Spin-Off, an aggregate of 2,433,276 shares of the Company's Common Stock had been granted under the 1992 Plan (net of exercised, canceled or expired options) and 1,545,269 shares (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expirations of options) remained available for future grant under the 1992 Plan. Of such outstanding options, options to purchase an aggregate of 2,153,276 shares were adjusted as a result of the Hi/fn Spin Off. As a result of the adjustments to options outstanding under the 1992 Plan described above, as of the Hi/fn Spin-Off, an additional 6,935,702 shares became subject to outstanding options for a total of 9,368,978 shares subject to options outstanding under the 1992 Plan.


ADJUSTMENT TO 1992 PLAN SHARE RESERVE

         In addition, in connection with the Hi/fn Spin-Off and pursuant to the adjustment provisions of the 1992 Plan, the Board approved an increase in the number of shares of Common Stock authorized for issuance under the 1992 Plan. The increase approved by the Board was necessary both to cover the additional options outstanding pursuant to the 1992 Plan, as adjusted for the Hi/fn Spin-Off as described above, and in order to maintain, as of immediately following the Hi/fn Spin-Off, the same Fully Diluted Option Reserve Percentage (defined below) that existed under the 1992 Plan as of immediately prior to the Hi/fn Spin-Off. The "Fully Diluted Option Reserve Percentage" is defined as the ratio of the number of shares available for future option grants to the sum of the number of shares outstanding and the number of shares subject to existing option grants. In accordance with the foregoing, the Board approved increasing the number of shares of Common Stock authorized for issuance under the 1992 Plan by 7,373,363 shares for a total of 12,373,363 shares reserved for issuance under the 1992 Plan. The share numbers described above in this Proposal 3 are subject to further adjustment (i.e., proportional reduction) in the event the Effective Reverse Split is approved and consummated as described in Proposal 2.

         Stockholders are requested in this Proposal 3 to ratify and approve the increase in the number of shares reserved for issuance under the 1992 Plan as described above. Although the Company believes that the increase in the share reserve described above was made pursuant to the terms of the 1992 Plan, the Board has decided to submit this Proposal 3 to the stockholders in order to ensure favorable tax treatment with respect to incentive stock options outstanding under the 1992 Plan. If this Proposal 3 is not approved and such increase in the share reserve is not so ratified, the Board will reconsider the Company's alternatives with respect to the 1992 Plan and the impact on it of the Hi/fn Spin-Off, which may include paying cash compensation to optionholders, the adoption of another stock option plan of the Company or other adjustments.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify and approve the 1992 Plan, as amended. For purposes of this vote, abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether this matter has been ratified and approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the 1992 Plan are outlined below:

GENERAL

         The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1992 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

         The 1992 Plan was adopted to provide a means by which selected employees and directors (including officers) of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 134 employees and consultants are eligible to participate in the 1992 Plan.

ADMINISTRATION

         The 1992 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1992 Plan and, subject to the provisions of the 1992 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

         The Board of Directors is authorized to delegate administration of the 1992 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1992 Plan to the Compensation Committee of the Board. As used herein with respect to the 1992 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

         The 1992 Plan provides that, subject to the Board's discretion, directors serving on the Compensation Committee are to be "outside directors" within the meaning of Section 162(m). The current members of the Compensation Committee are both "outside directors." This limitation excludes from the Compensation Committee (a) current employees of the Company, (b) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan) during the taxable year, (c) current and former officers of the Company or its current affiliated corporations, and (d) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director).

ELIGIBILITY

         Incentive stock options may be granted under the 1992 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the 1992 Plan.

         No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options granted under the 1992 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

         The Company added to the 1992 Plan a per-employee, per-calendar year limitation equal to 3% of the number of outstanding shares of Common Stock on the record date for the 1996 Annual Meeting. As adjusted for the Hi/fn Spin-Off, such limitation currently stands at 2,262,186 shares. The primary reason for adding this limitation is to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1992 Plan. Previously, the Board or the Compensation Committee determined in its discretion the number of shares subject to an option for any employee and no such formal limitation was placed on the number of shares available for an option to an employee. To date, the Company has not granted to any employee in any calendar year options to purchase a number of shares equal to or in excess of the limitation.

STOCK SUBJECT TO THE 1992 PLAN

         If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1992 Plan.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1992 Plan may not be less than 50% of the fair market value of the Common Stock subject to the option on the date of the option grant. At January 14, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $1.03 per share.

         In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options.

         The exercise price of options granted under the 1992 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

         Option Exercise. Options granted under the 1992 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1992 Plan typically vest at a rate of 20% after one year has passed from the date of grant, with the remainder vesting at the rate of 1/60th per month (20% per year of the total shares covered by the option) during the period the optionee is providing services to the Company or any affiliate of the Company, whether as an employee, director or consultant of the Company or any affiliate of the Company, as the case may be. Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1992 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

         Term. The maximum term of options under the 1992 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Generally, incentive stock options under the 1992 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless such termination is due to such person's death or permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination, but only to the extent the option was exercisable at the time of such termination. Nonstatutory options by their terms may provide for exercise within a longer period of time following termination of employment or the relationship as a consultant or director.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the 1992 Plan or subject to any option granted under the 1992 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1992 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         The 1992 Plan provides that, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation or (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding prior to the merger are converted into other property, then at the sole discretion of the Board and to the extent permitted by law: (i) any surviving corporation will be required to either assume options outstanding under the 1992 Plan or substitute similar options for those outstanding under such plan, (ii) such options will continue in full force and effect, (iii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iv) such options shall be terminated if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1992 Plan will terminate on March 12, 2002.

         The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1992 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options (unless due to an adjustment resulting from a change in the stock subject to the 1992 Plan); or (c) change any other provision of the 1992 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of
Section 422 of the Code. The Board may submit any other amendment to the 1992 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

         Options granted under the Option Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded to "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are subject to lower tax rates than ordinary income. Currently, noncorporate taxpayers are subject to a maximum federal capital gains rate of 20% and a maximum federal ordinary income rate of 39.6%. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

         Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1992 Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1992 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

         During the fiscal year ended September 30, 1998, the Company did not grant any options under the 1992 Plan to any of its Named Executive Officers (defined below) or directors of the Company. During that same period, options to purchase an aggregate of 1,684,179 shares (adjusted to account for the Hi/fn Spin-Off) were granted to all employees of the Company other than the Named Executive Officers as a group (exclusive of expired options).



                                   PROPOSAL 4

         RATIFICATION AND APPROVAL OF INCREASED SHARE RESERVE UNDER THE
           1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

BACKGROUND

         In March 1992, the Board of Directors adopted, and the stockholders subsequently approved, the 1992 Non-Employee Directors' Stock Option Plan. Prior to the Hi/fn Spin-Off, under the 1992 Non-Employee Directors' Stock Option Plan, as subsequently amended and approved by the stockholders (the "Directors' Plan"), there were 400,000 shares of the Company's Common Stock authorized for issuance upon exercise of options granted thereunder to Non-Employee Directors of the Company (i.e., members of the Board of Directors who are not otherwise employees of the Company or of any affiliate of the Company).

         On December 16, 1998, the Company completed the Hi/fn Spin-Off. The Directors' Plan, as approved by the stockholders of the Company, provides that as a result of the Hi/fn Spin-Off, both the Directors' Plan and options outstanding thereunder shall be appropriately adjusted (see "Adjustment Provisions" below). The purpose of such an adjustment is to compensate holders of Stac options for the decline in value of Stac Common Stock directly attributable to the distribution of Hi/fn shares to the Company's stockholders. Absent an adjustment to the options outstanding under the Directors' Plan, optionholders who did not participate in nor otherwise benefit from the Hi/fn Spin-Off would suffer a diminution in the value of their Directors' Plan options upon the distribution of the Hi/fn shares to the Company's stockholders. Further, pursuant to the terms of the Directors' Plan, the Board has the power to construe and interpret the provisions of the Directors' Plan, including the provisions of the Directors' Plan regarding appropriate adjustments to be made as a result of the Hi/fn Spin-Off. The adjustment provisions of the Directors' Plan are designed to ensure that, among other things, optionholders retain the same intrinsic value embodied in their options, notwithstanding the completion of the Hi/fn Spin-Off or other similar transactions, such as stock splits, recapitalizations and the like.

ADJUSTMENT TO OUTSTANDING OPTIONS

         Accordingly, in connection with the Hi/fn Spin-Off and pursuant to the adjustment provisions of the Directors' Plan, the Board determined that options outstanding under the Directors' Plan would be adjusted, in substance, based on the relative closing sales prices of the Company's Common Stock and the Hi/fn Common Stock at the time of the Hi/fn Spin-Off. The adjustment to outstanding Company options is more fully described in Hi/fn's Registration Statement on Form 10, as amended, filed with the Commission in connection with the Hi/fn Spin-Off. In accordance with the foregoing and as a result of the relative trading values of the Company's and Hi/fn's Common Stock at the time of the Hi/fn Spin-Off, options outstanding under the Directors' Plan as of the Hi/fn Spin-Off were adjusted by multiplying the number of shares subject to each option by 4.221 and by dividing the per-share exercise price of each option by 4.221.

         As of December 16, 1998 and immediately prior to the Hi/fn Spin-Off, options to purchase an aggregate of 130,000 shares of the Company's Common Stock had been granted under the Directors' Plan (net of exercised, canceled and expired options) and 265,000 shares (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expirations of options) remained available for future grant under the Directors' Plan. As a result of the adjustments to options outstanding under the Directors' Plan described above, as of the Hi/fn Spin-Off, an additional 418,730 shares became subject to outstanding options for a total of 548,730 shares subject to options outstanding under the Directors' Plan.

ADJUSTMENT TO DIRECTORS' PLAN SHARE RESERVE

         In addition, in connection with the Hi/fn Spin-Off and pursuant to the adjustment provisions of the Directors' Plan, the Board approved an increase in the number of shares of Common Stock authorized for issuance under the Directors' Plan. The increase approved by the Board was necessary both to cover the additional options outstanding pursuant to the Directors' Plan, as adjusted for the Hi/fn Spin-Off as described above, and in order to maintain, as of immediately following the Hi/fn Spin-Off, the same Fully Diluted Option Reserve Percentage that existed under the Directors' Plan as of immediately prior to the Hi/fn Spin-Off. In accordance with the foregoing, the Board approved the increase in the number of shares of Common Stock authorized for issuance under the Directors' Plan by 493,785 shares, for a total of 893,785 shares reserved for issuance under the Directors' Plan. The share numbers described above in this Proposal 4 are subject to further adjustment (i.e., proportional reduction) in the event the Effective Reverse Split is approved and consummated as described in Proposal 2.

         Stockholders are requested in this Proposal 4 to ratify and approve the increase in the number of shares reserved for issuance under the Directors' Plan as described above. Although the Company believes that the increase in the share reserve described above was made pursuant to the terms of the Directors' Plan, the Board has decided to submit this Proposal 4 to the stockholders. If this Proposal 4 is not approved and such increase in the share reserve is not so ratified, the Board will reconsider the Company's alternatives with respect to the Directors' Plan and the impact on it of the Hi/fn Spin-Off, which may include paying cash compensation to optionholders, the adoption of another stock option plan of the Company or other adjustments.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify and approve the Directors' Plan, as amended. For purposes of this vote, abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether this matter has been ratified and approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

The essential features of the Directors' Plan, as amended, are outlined below.

GENERAL

         The Directors' Plan provides for the grant of non-statutory stock options to Non-Employee Directors. Such options granted under the Directors' Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of non-statutory stock options.

PURPOSE

         The Directors' Plan was adopted to provide a means by which Non-Employee Directors will be given an opportunity to purchase stock of the Company, to assist in retaining the services of such persons as members of the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts on behalf of the Company.

ADMINISTRATION

         The Directors' Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Directors' Plan. The Board of Directors is authorized to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Directors' Plan to the Compensation Committee of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

         Stock options will be granted under the Directors' Plan only to Non-Employee Directors.

NON-DISCRETIONARY GRANTS

         As amended, the Directors' Plan provides for non-discretionary option grants to Non-Employee Directors as follows: each person who is elected after December 1, 1994 for the first time by the Board or stockholders of the Company to serve as a Non-Employee Director and who has not previously served as a member of the Board will, upon the date of such election, be granted an option (on the terms and conditions set forth in the Directors' Plan) to purchase twenty-five thousand (25,000) shares of the Company's Common Stock (hereinafter referred to as an "Initial Election Option"). In addition, each person has who previously served as a member of the Board (whether or not as a Non-Employee Director) and who is re-elected after December 1, 1994 by the Board or stockholders of the Company to serve as a Non-Employee Director will, upon the date of such re-election, be granted an option (on the terms and conditions set forth in the Directors' Plan) to purchase ten thousand (10,000) shares of the Company's Common Stock (hereinafter referred to as a "Re-Election Option"). The Board is considering whether to amend the Directors' Plan to increase the number of shares subject to Initial Election Options as a result of the Hi/fn Spin-Off to numbers not more than two (2) times their current levels.

STOCK SUBJECT TO THE DIRECTORS' PLAN

         If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options will again become available for issuance under the Directors' Plan.

TERMS OF OPTION GRANTS

         Exercise Price. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Common Stock subject to the option on the date of the grant. The exercise price of options granted under the Directors' Plan must be paid in cash or exchanged for Common Stock of the Company or a combination of both at the time the option is exercised.

         Option Exercise. Options granted under the Directors' Plan are subject to vesting as follows: Initial Election Options will vest in five equal installments of 5,000 shares each, with the first such installment vesting immediately prior to the first Annual Meeting of Stockholders after the date of grant and each additional installment vesting immediately prior to the date of each subsequent Annual Meeting of Stockholders of the Company, so long as the optionee has, during the entire year prior to such vesting date, continuously served as a Non-Employee Director of the Company or any affiliate of the Company. Re-Election Options will vest in four equal installments of 2,500 shares each, with 2,500 shares vesting immediately prior to the date of each Annual Meeting of Stockholders of the Company following the date of grant, so long as the optionee has, during the entire year prior to such vesting date, continuously served as a Non-Employee Director of the Company or any affiliate of the Company.

         An option granted under the Directors' Plan is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

         Term. The term of options under the Directors' Plan is ten years. An optionee's right to exercise any options will terminate thirty days after such optionee ceases to serve as a Non-Employee Director of the Company or any affiliate of the Company, except where such cessation is caused by death or disability, in which case such optionee's right to exercise options shall remain exercisable for a total of twelve months following such cessation.

ADJUSTMENT PROVISIONS

         The Directors' Plan provides that if any change is made in the stock subject to the Directors' Plan, or subject to any option granted under the Directors' Plan, (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, changes in corporate structure or otherwise) the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and maximum number of shares subject to the Directors' Plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         The Directors' Plan provides that in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or (d) otherwise or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then to the extent permitted by applicable law, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors' Plan will terminate on March 12, 2002.

         The Board may also amend the Directors' Plan at any time or from time to time. However, the Board may not amend the Directors' Plan more than once every six months, with respect to the provisions of the Directors' Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the

Employee Retirement Income Security Act of 1974, or the rules thereunder. Except with respect to certain amendments relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will (a) increase the number of shares reserved for options under the Directors' Plan, (b) modify the requirements as to eligibility for participation in the Directors' Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3) or (c) modify the Directors' Plan in any other way if such modification requires stockholder approval in order for the Directors' Plan to comply with the requirements of Rule 16b-3.

FEDERAL INCOME TAX INFORMATION

         Non-Statutory Stock Options. Options granted under the Directors' Plan are intended to be treated as non-statutory stock options and are not intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. Non-statutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

         Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Directors' Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Directors' Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

INFORMATION REGARDING OPTION GRANTS

         As of January 14, 1999, options to purchase 598,730 shares (adjusted to account for the Hi/fn Spin-Off) of Common Stock have been granted and are outstanding under the Directors' Plan. In January 1999, Mr. Schleider and Mr. Smith received Initial Election Options to purchase an aggregate of 50,000 shares. Subject to the re-election by the stockholders of Mr. Clow, Dr. Johnson, Mr. Perez, Mr. Schleider, and Mr. Smith to serve on the Board at the Annual Meeting as provided for under Proposal 1 and to any amendment to the terms of the Directors' Plan as referred to under "Non-Discretionary Grants" above, the Company expects that options to purchase an aggregate of 50,000 shares of Common Stock will be granted to such persons pursuant to the Directors' Plan as of the date of the Annual Meeting.

                                   PROPOSAL 5

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 1999 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1998 by: (i) each nominee for director and each other current director of the Company, (ii) each of the executive officers named in the Summary Compensation Table below under the heading "Executive Compensation;" (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                                  NUMBER OF          PERCENTAGE
                                                                   SHARES        BENEFICIALLY OWNED (1)
Microsoft Corporation.....................................        2,458,746            10.4%
One Microsoft Way
Redmond, WA  98052-6399
Gary W. Clow (2)..........................................        2,744,641            11.0%
Robert W. Johnson (3).....................................        1,872,523             7.9%
Douglas L. Whiting (4)....................................        1,599,167             6.7%
John R. Witzel (5)........................................          915,016             3.8%
Peter D. Schleider (6)....................................          460,400             1.9%
John T. Ticer (7).........................................          404,681             1.7%
Antonio Perez (8).........................................           57,762             *
Corey M. Smith............................................           74,000             *
Charles H. Gaylord, Jr. (9) ..............................          172,733             *
James T. Nicol (10) ......................................          211,988             *
James M. Priest (11)......................................           84,893             *
All directors and officers as a group (12 persons) .......        8,720,806            32.5%


----------

*     Less than one percent.


(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property and marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned and has a business address of Stac Software, Inc., 12636 High Bluff Drive, 4th Floor, San Diego, California 92130-2093. Applicable percentages are based on 23,680,670 shares outstanding on December 31, 1998, adjusted as required by rules promulgated by the Commission; and also reflect an adjustment to Company options outstanding as of December 16, 1998 held by optionees to account for the Hi/fn Spin-Off. See "Executive Compensation - Effect of Spin-Off of Hi/fn on Company's Stock Options.

(2) Includes 100,100 shares held by the Cristina Clow Trust and 100,000 shares held by the Andrew Clow Trust, of which Mr. Clow is a co-trustee and of which Mr. Clow disclaims beneficial ownership, and 1,234,641 shares issuable upon exercise of options held by Mr. Clow that are exercisable within 60 days of December 31, 1998.

(3) Includes 1,759,000 shares held by the Robert W. Johnson Revocable Trust, of which Dr. Johnson is Trustee and 105,523 shares issuable upon exercise of options held by Dr. Johnson that are exercisable within 60 days of December 31, 1998.

(4) Includes 1,382,500 shares held by the Whiting Family Trust, of which Dr. Whiting serves as Trustee and 216,667 shares issuable upon exercise of options held by Dr. Whiting that are exercisable within 60 days of December 31, 1998.

(5) Includes 707,016 shares issuable upon exercise of options held by Mr. Witzel that are exercisable within 60 days of December 31, 1998. Mr. Witzel resigned from the Company, effective the close of business on January 4, 1999.


(6) Includes 460,400 shares held of record by the RKB Capital, L.P., of which Mr. Schleider is the general partner.


(7) Includes 404,681 shares issuable upon exercise of options held by Mr. Ticer that are exercisable within 60 days of December 31, 1998.

(8) Includes 52,762 shares issuable upon exercise of options held by Mr. Perez that are exercisable within 60 days of December 31, 1998.

(9) Includes 25,000 shares held of record by the Gaylord Family Trust UTD 12/30/93, of which Mr. Gaylord serves as co-trustee and 147,733 shares issuable upon exercise of options held by Mr. Gaylord that are exercisable within 60 days of December 31, 1998.

(10) Includes 211,048 shares issuable upon exercise of options held by Mr. Nicol that are exercisable within 60 days of December 31, 1998.

(11) Includes 84,418 shares issuable upon exercise of options held by Mr. Priest that are exercisable within 60 days of December 31, 1998. Mr. Priest resigned from the Company, effective the close of business on December 31, 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1998,
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company ("Non-Employee Directors") are compensated for their services on the Board in accordance with the following policy: Each Non-Employee Director is paid an annual retainer of $4,000 plus an additional sum of $1,000 for each meeting of the Board attended in person (other than by telephone) by such director. In addition, each Non-Employee Director that is a member of one or more committees of the Board is paid an additional amount equal to $500 for each such committee meeting attended in person (other than by telephone) by such director where such meeting is held on a date other than the date of any meeting of the Board. In the fiscal year ended September 30, 1998, the total compensation paid to Non-Employee Directors was $32,000.

         The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Non-Employee Directors are eligible to receive grants under the Director's Plan, as described in Proposal 4. On December 16, 1998, the exercise prices and the number of outstanding options to purchase Common Stock held by directors of the Company were adjusted as a result of the Hi/fn Spin-Off. See "-Effect of Hi/fn Spin-Off on Company's Common Stock Options." During the last fiscal year, the Company granted options covering 42,210 shares to each Non-Employee Director of the Company (for a total of 126,630 shares) at an exercise price per share of $1.18 (as adjusted for the Hi/fn Spin-Off), the fair market value of the Company's common stock on the date of grant. As of September 30, 1998, options to purchase 548,730 shares (as adjusted for the Hi/fn Spin-Off) have been granted and are outstanding under the Directors' Plan, net of cancellations, and options to purchase 5,000 shares have been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

         The following table shows, for the fiscal years ended September 30, 1998, September 30, 1997 and September 30, 1996, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 30, 1998 (the "Named Executive Officers"). All options listed below reflect the Hi/fn Spin-Off:

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                              ANNUAL COMPENSATION (1)                  AWARDS
                                                      --------------------------------------       --------------
                                                                                                     SECURITIES
                                                                                                     UNDERLYING
NAME AND PRINCIPAL POSITION                            YEAR          SALARY           BONUS          OPTIONS(2)
-------------------------------------------------     ------        --------         -------       --------------
Gary W. Clow (3) ................................      1998          $185,500         $29,355               --
Chief Executive Officer                                1997          $175,000         $16,188        1,181,880
                                                       1996          $175,000          $6,563                -


John T. Ticer (4)................................      1998          $210,000         $54,653               --
President and Chief Operating Officer                  1997          $126,923         $34,654          844,200
                                                       1996                --              --               --

James T. Nicol (5)...............................      1998          $148,400         $56,131               --
Vice President of Products                             1997          $140,000         $15,920          422,100
                                                       1996           $20,833              --               --

James M. Priest (6)..............................      1998          $140,400         $39,065               --
Vice President of Sales and Marketing                  1997            92,500         $10,135          337,680
                                                       1996                --              --               --

John R. Witzel (7)...............................      1998          $145,600         $26,681               --
Vice President of Finance, Chief Financial             1997          $140,000          $4,063          506,520
   Officer and Secretary                               1996          $125,000          $1,032               --


-------------

(1) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plan salary or $50,000.

(2) Options of Messrs. Ticer, Nicol and Priest were repriced in fiscal 1997 and are treated as new grants. Previously granted options were cancelled concurrently with the repricing. The Company has not issued any stock appreciation rights (SARs).

(3)   Mr. Clow resigned as Chief Executive Officer of the Company in January
      1999.

(4) Mr. Ticer joined the Company in February 1997. He was also paid $79,972 in relocation expenses and associated income taxes in fiscal 1997. Mr. Ticer resigned as Chief Operating Officer and was appointed Chief Executive Officer of the Company in January 1999.

(5) Mr. Nicol joined the Company in August 1996. He was also paid $83,875 in relocation expenses and associated income taxes in fiscal 1996.

(6) Mr. Priest joined the Company in December 1996. He was also paid $92,338 in relocation expenses and associated income taxes in fiscal 1996. Mr. Priest resigned as Vice President of Sales and Marketing in December 1998.

(7) Mr. Witzel resigned as Vice President of Finance, Chief Financial Officer and Secretary of the Company in January 1999.

                        STOCK OPTION GRANTS AND EXERCISES

         From time to time the Company grants options to its executive officers under its 1992 Stock Option Plan. As of December 31, 1998, options to purchase a total of 9,088,978 shares had been granted and were outstanding under the 1992 Plan, options to purchase 1,021,455 shares had been exercised under the 1992 Plan and 1,545,269 shares remained available for future option grants under the 1992 Plan, as adjusted for the Hi/fn Spin-Off. See - Effect of Hi/fn Spin-Off on Company's Stock Options."

         For the fiscal year ended September 30, 1998, no options were granted to any Named Executive Officers. The following table shows certain information regarding options exercised by, and held at year end by, the Named Executive Officers.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                     AND 1998 FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES UNDERLYING                VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS HELD AT              IN-THE-MONEY OPTIONS AT
                      SHARES                                      SEPTEMBER 30, 1998(2)                  SEPTEMBER 30, 1998(3)
                     ACQUIRED ON           VALUE           ----------------------------------  -------------------------------------
NAME                 EXERCISE(#)       REALIZED($)(1)      EXERCISABLE (#)  UNEXERCISABLE (#)  EXERCISABLE ($)     UNEXERCISABLE ($)
----                 -----------       --------------      ---------------  -----------------  ---------------     -----------------
Gary W. Clow                 --                 --          1,160,773            590,943             33,750                 --

James T. Nicol               --                 --            175,873            246,227                 --                 --

John T. Ticer                --                 --            327,127            517,073                 --                 --

James M. Priest              --                 --            133,663            204,017                 --                 --

John R. Witzel          113,000            456,375            675,358            253,262             25,000                 --

----------

(1) Represents the fair market value of the underlying shares on the date of exercise less the exercise price. For purposes of this table, "fair market value" is determined based on the average of the highest and lowest selling prices on the applicable date as reported on the Nasdaq National Market System. Shares acquired are adjusted to reflect the Hi/fn Spin-Off.

(2) Includes both "in-the-money" and "out-of-the-money" options. Exercisable and Unexercisable options reflect the Hi/fn Spin-Off.

(3) Represents the fair market value per share of the underlying shares on the last day of the fiscal year ($3.00), less the exercise or base price, based on actual exercisable and unexercisable options, prior to the Hi/fn Spin-Off.

AGREEMENTS WITH EXECUTIVE OFFICERS

         The Company has entered into agreements with certain of the Company's officers (each hereinafter referred to as "Executive"), including its Named Executive Officers, in order to ensure Executive has an opportunity to acquire and/or maintain an equity interest in the Company as an incentive for Executive to participate actively in the affairs and maximize the value of the Company, without distraction arising from the possibility of a change in control of Stac. The terms of the agreements provide that, in the event of a Change in Control (as defined in the agreements), and the Involuntary Termination (as defined in the agreements) of Executive's employment at any time during the period beginning sixty (60) days prior to such Change in Control and ending thirteen
(13) months following such Change of Control, (i) fifty percent (50%) of those unvested options or other rights to purchase shares of the Company's capital stock then held by Executive shall automatically become fully vested and (ii) the Company's repurchase right automatically lapses with respect to fifty percent (50%) of the shares of the Company's stock then held by Executive which are subject to the repurchase right.

EFFECT OF HI/FN SPIN-OFF ON COMPANY'S STOCK OPTIONS

         The Company completed the Hi/fn Spin-Off on December 16, 1998. In connection with the Hi/fn Spin-Off, holders of the Company's Common Stock received a dividend of one share of Common Stock of Hi/fn for every 3.9455 shares of Common Stock of the Company held by them as of that date. As a result of the Hi/fn Spin-Off, the number of shares subject to, and the exercise prices of, the then outstanding options to purchase Common Stock of the Company held by each current and former director, employee and consultant of the Company on the effective date of the Hi/fn Spin-Off (the "Company Options"), were adjusted in a manner designed to preserve the economic value of the Company Options outstanding prior to the Hi/fn Spin-Off. References and calculations herein related to shares subject to outstanding options and relevant exercise prices reflect the Hi/fn Spin-Off.

Additional information regarding the Hi/fn Spin-Off is set forth in the Registration Statement on Form 10 filed by Hi/fn with the Commission in connection with the Hi/fn Spin-Off.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

OVERVIEW AND PHILOSOPHY

         Stac's Compensation Committee of the Board of Directors (the "Committee") is currently composed of two (2) outside directors, Messrs. Gaylord and Perez. As of the Annual Meeting Date, Mr. Clow and Mr. Smith will replace Mr. Gaylord and Mr. Perez on the Committee. Among other things, the Committee reviews and approves annual executive officer compensation; provided, however, with respect to the Company Chief Executive Officer, the Committee makes a recommendation to the Board of Directors and the Chief Executive Officer's compensation is approved by the Board of Directors. In general, the compensation policies adopted by the Committee are designed to (i) attract and retain executives capable of leading the Company to meet its business objectives and
(ii) motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a bonus and long-term incentive compensation in the form of stock option grants.

     BASE SALARY

         In establishing base salaries, the Committee first considers a number of surveys and compensation levels at comparably sized companies in comparable industries, including companies in the software industries. Each survey is weighted based on the Committee's determination of the comparability to Stac of the companies within the survey. The companies included in the surveys are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement. Although the compensation surveys referred to above and the market indices included in the performance graph are broad and include companies in related industries, the surveys and indices were created for difference purposes and accordingly are not compatible.

         Based on the data generated in the surveys, the Committee then subjectively sets a target base salary level applicable to all executive officers. The Committee then subjectively considers the level of responsibility, experience and contributions of each executive officer. The Committee then sets each officer's base salary taking into account the target salary and the Committee's evaluation of individual performance. For fiscal 1998, executive officer base salaries were generally below the median base salary levels determined through the surveys.

     ANNUAL CASH INCENTIVE BONUS

         The Company pays bonuses to its executive officers based primarily on the achievement of revenue goals and meeting specific management objectives established by the Committee prior to each fiscal quarter. In considering the establishment revenue goals and management objectives for fiscal 1998, the Committee considered, among other things, the Company's revenue growth and profitability as compared to internal targets, comparable companies and data regarding non-salary cash compensation obtained from the surveys referred to above. In total, bonuses paid to executive officers during fiscal 1998 were below the median bonus levels paid by comparable companies as determined through the surveys referred to above.


----------

     (1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     STOCK OPTION GRANTS

         The Company grants stock options to its executive officers in order to provide long-term incentives and align executive officers and stockholder long-term interests by creating a direct link between executive compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of the grant. In order to facilitate long-term incentives through the option grants, options are generally subject to ratable vesting over three to five years and are exercisable for ten years.

         Executive officer awards are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. In determining the size of individual grants, the Committee also considers the number of shares subject to the options previously granted to each executive officer, including the number of such shares that have vested and remain exercisable and shares that remain unvested.

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1992 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER SALARY

         The Committee considers with particular care the compensation of the Company's Chief Executive Officer, and recommends for Board approval, the amount of such compensation. For fiscal 1998, the Company's Chief Executive Officer was Gary W. Clow. Mr. Clow's compensation for the fiscal year ended September 30, 1998 was determined based on the factors discussed above, including the completion of the Hi/fn Spin-Off and was set at $185,000, which was an increase of 6% from his salary for the previous year. As described above, he was paid a bonus of $29,355 compared to a bonus of $16,188 paid in the prior year.


                                             COMPENSATION COMMITTEE


                                             Charles H. Gaylord, Jr.
                                             Antonio Perez

                       PERFORMANCE MEASUREMENT COMPARISON

         The following graph compares total stockholder returns of the Company for the five years since September 30, 1993 to two indices: The Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq-US") and the Nasdaq CRSP Total Return Index for Computer Software Stocks (SIC 737) (the "Nasdaq-Industry"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalization as of the end of each quarterly period. The Nasdaq-US tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market (the "NNM") and the Nasdaq SmallCap Market. The Nasdaq-Industry tracks the aggregate price performance of equity securities of computer software companies traded on the NNM. The Company's Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Industry.1


           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
                               SEPTEMBER 30, 1993

                  INDEX VALUES                                   ANNUAL VALUES
                                                                         (A)          (B)            (C)
                                          (B)            (C)                       NASDAQ         NASDAQ
                                       NASDAQ         NASDAQ                     U.S. COS.    IND. INDEX
CLOSE ON DATE:           STAC   U.S. DOMESTIC      COMP & DP           STAC     COS. INDEX      (SIC 737)
--------------        -------   ------------       ---------        -------     ----------     ----------
       9/30/93        $2.8750         245.043        404.818        $100.00        $100.00        $100.00
      12/31/93        $3.7500         249.861        406.888        $130.43        $101.97        $100.51
       3/31/94        $5.7500         239.36         412.647        $200.00        $ 97.68        $101.93
       6/30/94        $6.6250         228.169        403.803        $230.43        $ 93.11        $ 99.75
       9/30/94        $5.3125         247.065        449.579        $184.78        $100.83        $111.06
      12/30/94        $5.1250         244.244        494.138        $178.26        $ 99.67        $122.06
       3/31/95        $5.7500         266.298        556.204        $200.00        $108.67        $137.40
       6/30/95        $7.3750         304.608        659.257        $256.52        $124.31        $162.85
       9/29/95        $9.3750         341.299        720.131        $326.09        $139.28        $177.89
      12/29/95       $14.3750         345.448        752.437        $500.00        $140.97        $185.87
       3/29/96       $10.5000         361.546        787.687        $365.22        $147.54        $194.58
       6/28/96       $11.2500         391.052        875.596        $391.30        $159.59        $216.29
       9/30/96        $8.0000         404.903        893.117        $278.26        $165.24        $220.62
      12/31/96        $6.6250         424.801        928.692        $230.43        $173.38        $229.41
       3/31/97        $4.7500         401.759        862.025        $165.22        $163.95        $212.94
       6/30/97        $3.5630         475.401       1105.348        $123.93        $194.01        $273.05
       9/30/97        $4.7500         555.791       1208.838        $165.22        $226.81        $298.61
      12/31/97        $4.6250         521.177       1140.874        $160.87        $212.69        $281.82
       3/31/98        $4.8130         609.655       1507.119        $167.41        $248.80        $372.30
       6/30/98        $4.3130         627.267       1672.567        $150.02        $255.98        $413.17
       9/30/98        $3.0000         567.866       1576.629        $104.35        $231.74        $389.47
                             -------------------------------
Check sum                            8052.614      17818.394
                             ===============================
                                            x              x

(a) - Stac
(b) - NASDAQ U.S. Cos. Index
(c) - NASDAQ Ind. Index (SIC 737)


                              [PERFORMANCE GRAPH]


         Stac's closing stock price on September 30, 1998, which was prior to the Hi/fn Spin-Off and adjustment to the Common Stock per share price as a result thereof, was $3.00 per share. The last sales price for the Company's Common Stock as reported by Nasdaq on December 31, 1998 was $1.375, which was following the Hi/fn Spin-Off. Historical stock price performance is not necessarily indicative of future price performance, particularly in light of the Hi/fn Spin-Off.


----------
     1 The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         The Company's policy is that it will not make loans or enter into other transactions with directors, officers, or affiliates unless such loans or transactions are approved by a majority of the Company's disinterested directors and may reasonably be expected to benefit the Company.

         The Company's Bylaws provide that the Company will indemnify its directors and may indemnify its officers, employees, and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

         The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and such insurance policies are necessary to attract and retain qualified person as directors and officers.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         The Company has entered into agreements with certain of the Company's officers (each hereinafter referred to as "Executive"), including its Named Executive Officers, in order to ensure Executive has an opportunity to acquire and/or maintain an equity interest in the Company as an incentive for Executive to participate actively in the affairs and maximize the value of the Company, without distraction arising from the possibility of a change in control of Stac. The terms of the agreements provide that, in the event of a Change in Control (as defined in the agreements), and the Involuntary Termination (as defined in the agreements) of Executive's employment at any time during the period beginning sixty (60) days prior to such Change in Control and ending thirteen
(13) months following such Change of Control,

(i) fifty percent (50%) of those unvested options or other rights to purchase shares of the Company's capital stock then held by Executive shall automatically become fully vested and (ii) the Company's repurchase right automatically lapses with respect to fifty percent (50%) of the shares of the Company's stock then held by Executive which are subject to the repurchase right.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                             By Order of the Board of Directors



                                             Clifford L. Flowers
                                             Secretary


February 11, 1999


A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 1998 is available without charge upon written request to the Corporate Secretary, Stac Software, Inc., 12636 High Bluff Drive, 4th Floor, San Diego, California 92130-2093.

                                  APPENDIX A-1

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF STAC SOFTWARE, INC.

     Stac Software, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:  The name of the Corporation is Stac Software, Inc.

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is February 14, 1996.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph A of Article IV of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Effective as of the close of business on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each two (2) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date of the Effective Time."

         FOURTH: This Certificate of Amendment of Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 23,680,670 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

         IN WITNESS WHEREOF, Stac Software, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of ___________, ____.



                                        STAC SOFTWARE, INC.



                                        ________________________________________
                                        John T. Ticer
                                        President and Chief Executive Officer

                                  APPENDIX A-2

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF STAC SOFTWARE, INC.

         Stac Software, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:   The name of the Corporation is Stac Software, Inc.

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is February 14, 1996.

         THIRD:   The Board of Directors of the Corporation, acting in
accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph A of Article IV of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Effective as of the close of business on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each two and one-half (2.5) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date of the Effective Time."

         FOURTH: This Certificate of Amendment of Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 23,680,670 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

         IN WITNESS WHEREOF, Stac Software, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of ___________, _____.



                                        STAC SOFTWARE, INC.



                                        ________________________________________
                                        John T. Ticer
                                        President and Chief Executive Officer

                                  APPENDIX A-3

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF STAC SOFTWARE, INC.

         Stac Software, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:   The name of the Corporation is Stac Software, Inc.

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is February 14, 1996.

         THIRD:   The Board of Directors of the Corporation, acting in
accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph A of Article IV of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Effective as of the close of business on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each three (3) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date of the Effective Time."

         FOURTH: This Certificate of Amendment of Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 23,680,670 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

         IN WITNESS WHEREOF, Stac Software, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of ___________, _____.



                                        STAC SOFTWARE, INC.



                                        ________________________________________
                                        John T. Ticer
                                        President and Chief Executive Officer

                                  APPENDIX A-4

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF STAC SOFTWARE, INC.

         Stac Software, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:   The name of the Corporation is Stac Software, Inc.

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is February 14, 1996.

         THIRD:   The Board of Directors of the Corporation, acting in
accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph A of Article IV of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Effective as of the close of business on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each three and one-half (3.5) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date of the Effective Time."

         FOURTH: This Certificate of Amendment of Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 23,680,670 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

         IN WITNESS WHEREOF, Stac Software, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of ___________, _____.



                                        STAC SOFTWARE, INC.



                                        ________________________________________
                                        John T. Ticer
                                        President and Chief Executive Officer

                                  APPENDIX A-5

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF STAC SOFTWARE, INC.

         Stac Software, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:   The name of the Corporation is Stac Software, Inc.

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is February 14, 1996.

         THIRD:   The Board of Directors of the Corporation, acting in
accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph A of Article IV of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Effective as of the close of business on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each four (4) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date of the Effective Time."

         FOURTH: This Certificate of Amendment of Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 23,680,670 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

         IN WITNESS WHEREOF, Stac Software, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of ___________, _____.



                                        STAC SOFTWARE, INC.



                                        ________________________________________
                                        John T. Ticer
                                        President and Chief Executive Officer

                               STAC SOFTWARE, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 11, 1999

         The undersigned hereby appoints John T. Ticer and Clifford L. Flowers, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Stac Software, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel - Del Mar, 11915 El Camino Real, San Diego, California, on Thursday, March 11, 1999 at 10:00 a.m. local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:    To elect directors to serve for the ensuing year and until their successors are elected.

                    [ ] FOR all nominees listed below (except as marked to the contrary below).
                    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

               NOMINEES: Gary W. Clow, Robert W. Johnson, Ph.D., Antonio Perez, Peter D. Schleider, Corey M. Smith and John T. Ticer

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)'
                                 NAME(S) BELOW:

--------------------------------------------------------------------------------

                            (Continued on other side)

                           (Continued from other side)

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:    To approve a series of amendments to the Company's Certificate of
               Incorporation to effect, at any time prior to the Company's 2000
               Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 2, 2.5, 3, 3.5 and 4 shares, respectively, would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments as permitted under Section 242(c) of the Delaware
               General Corporation Law, or the abandonment of all amendments, to be determined by the Board of Directors.

                [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


--------------------------------------------------------------------------------

                            (Continued on other side)

                           (Continued from other side)


                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:    To ratify and approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1992 Stock Option Plan, as amended, by 7,373,363 shares in connection with the increase in shares subject to outstanding options thereunder resulting from the Company's spin-off of Hi/fn, Inc. ("Hi/fn") in December 1998.

                [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4:    To ratify and approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1992 Non-Employee Directors' Stock Option Plan, as amended, by 493,785 shares in connection with the increase in shares subject to outstanding options thereunder resulting from the Company's spin-off of Hi/fn in December 1998.

                [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


--------------------------------------------------------------------------------

                            (Continued on other side)

                           (Continued from other side)

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 5.

PROPOSAL 5:    To ratify the selection of PricewaterhouseCoopers LLP as the
               Company's independent accountants for the fiscal year ending
               September 30, 1999.

                [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


                                        DATED ________________, 1999



                                        ________________________________________
                                        Signature(s)


                                        ________________________________________
                                        Name of stockholder (if other than
                                        individual)

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY
                IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE
                     PREPAID IF MAILED IN THE UNITED STATES.